Exhibit 10.1

[***] Represents material information which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDMENT NO. 1 TO AMENDED AND RESTATED

DISTRIBUTION, LICENSE AND MANUFACTURING

AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED DISTRIBUTION, LICENSE AND MANUFACTURING AGREEMENT (this “Agreement”) is made as of August 11, 2009 (the “Amendment No. 1 Effective Date”) by and among Remedent, Inc., a Nevada corporation (“Remedent Nevada”), Remedent N.V., a Belgian corporation (“Remedent Belgium”, and together with Remedent Nevada, “Remedent”), and Den-Mat Holdings, LLC, a Delaware limited liability company (“Den-Mat”).

WHEREAS, Den-Mat and Remedent have entered into that certain Amended and Restated Distribution, License and Manufacturing Agreement dated as of June 3, 2009 (the “2009 Agreement”) relating to the marketing, distribution, licensing and sale of the GlamSmile Products and the Other Products (as such terms are defined in the 2009 Agreement); and

WHEREAS, Den-Mat and Remedent wish to amend the 2009 Agreement as hereinafter provided;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Remedent and Den-Mat hereby agree as follows.

1.	Defined Terms.

Capitalized terms used herein without definition shall have the respective meanings given to them in the 2009 Agreement.

2.           Amendments to 2009 Agreement. The following provisions of the 2009 Agreement are hereby amended as follows:

2.1         Section 6.1.2 is hereby amended to provide that the $250,000 payment due upon the expiration of the first Contract Period shall be accelerated and shall be due and payable on the earlier to occur of (i) sixty (60) days after the Amendment No. 1Effective Date or (ii) Remedent shall have performed, to Den-Mat’s reasonable satisfaction, a successful live patient clinical demonstration of Remedent’s new veneer seating technology which is more fully described in Annex A hereto (known as “Prego System Technology”). The payment dates for the additional amounts due under Section 6.1.2 (at the expiration of the second and third Contract Periods) shall remain unchanged.

2.2         Section 6.4 is hereby amended to add a new Section 6.4.3 as follows:

          6.4.3     Royalty Payments for Products Manufactured Using Prego Syetem Technology. Notwithstanding the provisions of Section 6.4.2 above, for each sale after the Guaranty Period by Den-Mat of Products manufactured by Den-Mat using the Prego System Technology, the royalty rate in Section 6.4.2 shall be [***] instead of [***].

2.3	Section 7.1.1 is hereby amended to add the following at the end thereof:

“Notwithstanding anything contained in Section 7.1, Den-Mat may elect to manufacture itself and/or purchase from a third party manufacturer all or any portion of the minimum purchase requirements contained in this Section 7.1.1. In the event that Den-Mat fails to purchase from Remedent the minimum number of Units/Teeth required by Section 7.1.1 during any month (the difference between the required minimum and Den-Mat’s purchases of Units/Teeth from Remedent for such month being referred to herein as the“Unit Shortfall”), whether due to the fact that Den-Mat’s sales of Units/Teeth are below the required minimum or due to the exercise of its rights under the preceding sentence,Den-Mat may cure such failure by paying to Remedent a royalty payment equal to [***] of Den-Mat’s [***] for all sales of Unit/Teeth made by Den-Mat during such month (or if no sales were made, then [***] for all sales made it during the preceding three months) multiplied by the amount of the Unit Shortfall for such month; provided, however, that such royalties shall be accrued and not paid until the earlier to occur of (i) one hundred twenty (120) days after the Amendment No. 1 Effective Date or (ii) Remedent shall have performed, to Den-Mat’s reasonable satisfaction, a successful live patient demonstration of the First-Fit Technology licensed by Remedent to Den-Mat pursuant to the First Fit Crown Agreement. Thereafter, the royalty due on any Unit Shortfall shall be due and payable within fifteen (15) days after the end of the month in which the Unit Shortfall occurred. The foregoing royalty payment shall be in addition to any royalty due and payable to Remedent pursuant to Section 6.3”.

2.4	Section 7.2 is hereby amended to add a new Section 7.2.4 to read as follows:

“7.2.4 Den-Mat Prego System Option. Notwithstanding anything contained in Sections 7.2.1 and 7.2.3, Den-Mat may, at its option, exercised by written notice given to Remedent at any time during the Option Period (as defined below), elect to purchase [***] Prego Systems (as defined below) during each of the first three Contract Periods in lieu of the requirements set forth in Section 7.2.1 to purchase [***] Trays. In the event Den-Mat exercises such option, (a) the price per Prego System for each of the [***] Prego Systems in each of the first three Contract Periods shall be [***] per system plus

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[***] [***] per Unit/Tooth in the Prego Strip (b) all or any portion of the minimum purchase requirement may be satisfied by the purchase of Trays and each Tray purchased by Den-Mat at the price of [***] per Tray pursuant to Section 7.2.3 shall be counted as the purchase of three (3) Prego Systems for purposes of meeting Den-Mat’s minimum purchase requirements hereunder, and (c) the royalty rate payable by Den-Mat pursuant to Section 6.3.1 shall be [***].

For purposes hereof, the term “Option Period” shall mean the period beginning on the Amendment No. 1Effective Date and ending on the later of (i) the ninety-first (91st) day after the Amendment No. 1Effective Date or (ii) the thirty-first (31st) day after Remedent has demonstrated, to Den-Mat’s reasonable satisfaction, the capacity to produce at least [***] Prego Systems per Contract Period.”

2.5         Section 7.3.1 is hereby amended to insert the words “and/or Prego Systems” after the word “Trays” in the 2nd and 4th lines thereof. Accordingly, Section 7.3.1 is amended to read as follows:

“7.3.1   Teeth in Excess Trays and Prego Systems. If Den-Mat purchases in excess of [***] Trays and/or Prego Systems during any Contract Period, the minimum purchase requirement of [***] Units/Teeth in such Contract Period (as described in Section 7.1.1) shall be offset by the total amount of Units/Teeth that are purchased in the excess Trays and/or Prego Systems.”

2.6	Section 7 is hereby amended to add a new Section 7.6 to read as follows:

“7.6 Right to Cure. In the event that Den-Mat fails to purchase the required minimum number of Trays required by Section 7.2.1 during any Contract Period, it may cure such failure by paying to Remedent, within thirty (30) days after the end of such Contract Period, an amount equal to the shortfall for such Contract Year (i.e., the difference between the aggregate purchase price that would have been paid had Den-Mat purchased the required minimum and the aggregate purchase paid actually paid). The amount of the shortfall so paid shall, at Den-Mat’s option, be treated as an advance against future purchases or as an additional payment pursuant to Section 6.1.2 for the relevant Contract Period or a combination thereof (as designated by Den-Mat), provided, however, that in no event shall such payment be counted toward the minimum purchase requirements for any future Contract Period nor shall it reduce any payments otherwise due under Section 6.1.2 with respect to any Contract Period.”

2.7       Remedent’s new Prego System Technology is more specifically described in Annex A to this Agreement. The parties acknowledge that the Prego System constitutes a “Product” for purposes of the 2009 Agreement. For purposes hereof, the term “Prego System” shall have the meaning ascribed to it in Annex A to this Agreement.

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3.	Miscellaneous.

3.1         Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as modified hereby, the 2009 Agreement shall remain in full force and effect.

3.2         Headings. The headings contained in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

3.3         Counterparts. This Amendment may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, regardless of whether all of the Parties have executed the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.4         Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW RULE THAT WOULD CAUSE THE APPLICATION OR THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF NEW YORK TO THE RIGHTS AND DUTIES OF THE PARTIES.

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IN WITNESS WHEREOF, Remedent Nevada, Remedent Belgium and Den-Mat, by their respective authorized representatives set forth below, have signed this Amendment No. 1 as of the Amendment No. 1 Effective Date.

REMEDENT, INC. “Remedent Nevada”	REMEDENT, N.V. “Remedent Belgium”
By: /s/ Stephen F. Ross	By:/s/ Stephen F. Ross
Name: Stephen F. Ross	Name:Stephen F. Ross
Title:CFO	Title:CFO

DEN-MAT HOLDINGS, LLC “Den-Mat”
By:/s/ Stephen A. Ziskind
Name:Stephen A. Ziskind
Title:CEO

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